SECURITIES AND EXCHANGE COMMISSION

     Washington, D.C. 20549


     Form 8-K

     CURRENT REPORT


     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported) August 31, 1999

                            NiSource Inc.
          (Exact name of registrant as specified in its charter)

     Indiana                                             35-1719974
(State or other jurisdiction      (Commission         (IRS Employer
  of incorporation)                File Number)        Identification No.)

801 E. 86th Avenue, Merrillville, Indiana 46410-6272
(Address of principal                      (Zip Code)
 executive offices)

Registrant's telephone number, including area code 219/853-5200

Form 8-K

Item 6.  Resignation of Registrant's Directors

     SIGNATURE

The following exhibit is being filed with this Form 8-K:

     2.1  Press release dated August 30, 1999 (Shortened).

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             NiSource Inc.


                                             By (signed)_______________________
                                                        Nina M. Rausch
                                                        Secretary




                                             FOR IMMEDIATE RELEASE
                                             AUGUST 30, 1999

                                             FOR MORE INFORMATION
                                             Maria Hibbs
                                             NiSource Corporate Communications
                                             219-647-6201


           ALLTEL'S FOSTER JOINS NiSOURCE BOARD OF DIRECTORS
              Replaces Retired Member, Denis E. Ribordy

     MERRILLVILLE, Ind.- NiSource Inc. (NYSE:NI) has announced that Dennis E. Foster, vice chairman of Little Rock, Ark.-based ALLTEL Corporation, has joined the company's Board of Directors. He replaces Denis E. Ribordy, who retired from the 10-member board in May.
     Foster, 59, has 30 years experience in the telecommunications industry, having held key executive positions with AT&T, GTE, Sprint, 360 degree Communications and ALLTEL, a full-service telecommunications and information services provider.
     Foster's term on the Board will expire in 2001. Foster also serves on the board of directors of ALLTEL, Salient 3 Corporation, National Junior Achievement, the Cellular Telecommunications Industry Association, The Wireless Foundation and The Arkansas Symphony. He is also on the board of trustees of the University of Findlay. A Naval aviation veteran, Foster received a bachelor's degree in economics and marketing from the University of Findlay and a master's degree in marketing from Michigan State University.